Registration No. 333-



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                          TIME WARNER INC.
        (Exact name of registrant as specified in its charter)

           DELAWARE                                          13-3527249
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification Number)

                        75 Rockefeller Plaza
       New York, New York                            10019
      (Address of Principal Executive Offices) (Zip Code)

            Time Warner Inc. 1994 Stock Option Plan
               Time Warner 1997 Stock Option Plan
                     (Full title of the Plan)

                       Peter R. Haje, Esq.
           Executive Vice President and General Counsel
                         Time Warner Inc.
                       75 Rockefeller Plaza
                     New York, New York 10019
             (Name and Address of agent for service)

                          (212) 484-8000
  (Telephone number, including area code, of agent for service)


                                 Proposed
                                 Maximum       Proposed
Title Of                         Aggregate     Maximum
Securities    Amount             Offering      Aggregate
to be         to Be              Price         Offering       Amount of
Registered    Registered(1)      Per Share(2)  Price(2)       Registration Fee

Common
Stock,
par value
$.01 per
share
("Common
Stock")(3)   13,360,820 shares  $43.5764224  $582,216,733.80   $176,429.31

(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock pursuant to anti-dilution and adjustment provisions of the above referenced plans.

(2) Calculated pursuant to 457(c) and (h), based on the price at which outstanding options to purchase shares of the Registrant's Common Stock registered hereby are exercisable and on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for May 9, 1997, on which day such average was $43.88 for the remainder of the shares registered hereby.

(3)  This Registration Statement also pertains to Rights to Purchase Series
     A Participating Cumulative Preferred Stock ("Rights") of the Registrant. Upon the occurrence of certain prescribed events, one Right will be issued for each share of Common Stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by the certificate for the Common Stock and will be transferred along with and only with the Common Stock.

                            PART II

This Registration Statement on Form S-8 registers 7,110,820 additional shares of the Registrant's Common Stock and Rights for issuance upon exercise of options granted or to be granted pursuant to the terms of the Time Warner Inc. 1994 Stock Option Plan (the "1994 Plan") and 6,250,000 shares of Common Stock and Rights for issuance upon exercise of options granted or to be granted pursuant to the terms of the Time Warner 1997 Stock
Option Plan. The contents of the Post Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-4 on Form S-8 (Registration No. 333-11471) (the "S-8 Registration
Statement"), as filed with the Securities and Exchange Commission (the "Commission") on October 11, 1996 as it relates to the 1994 Plan is hereby incorporated herein by reference to the extent not replaced hereby.

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission by the Registrant (File No. 1-12259) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated by reference in this Registration Statement:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Amendment No. 1 thereto dated March 21, 1997 (the
               "1996 Form 10-K");

          2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

          3.   The Registrant's Current Report on Form 8-K dated
               March 21, 1997 (the "March 1997 Form 8-K"); and

          4. The description of the Registrant's Common Stock and Rights to purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share, contained in Item 4 of its Registration Statement on Form 8-B, as filed with the Commission on October 2, 1996, pursuant to Section 12(b) of the Exchange Act.

          All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The consolidated financial statements and schedules of the Registrant and Time Warner Entertainment Company, L.P. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 and the combined financial statements of the Time Warner Service Partnerships as of December 31, 1994, and for the year then ended, which are incorporated by reference herein and in the Prospectuses relating hereto by reference to the Registrant's 1996 Form 10-K, and the consolidated financial statements and schedule of Cablevision Industries Corporation as of December 31, 1995, and for the year then ended, which are incorporated herein and in the Prospectuses relating hereto by reference to the Registrant's March 1997 Form 8-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements of Cablevision Industries Corporation as of December 31, 1994, and for each of the two years then ended, which are incorporated herein and in the Prospectuses relating hereto by reference to the Registrant's March 1997 Form 8-K, have been audited by Arthur Andersen LLP, Independent Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements of Turner Broadcasting System, Inc. ("TBS") as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which are incorporated herein and in the Prospectuses relating hereto by reference to the Registrant's March 1997 Form 8-K, and the consolidated financial statements of Paragon Communications as of December 31, 1994 and for the year then ended, which is incorporated herein and in the Prospectuses relating hereto by reference to the Registrant's 1996 Form 10-K, have been audited by Price Waterhouse LLP, Independent Accountants, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          Legal matters in connection with the Common Stock offered hereby have been passed upon for the Registrant by Thomas
W. McEnerney, Esq., 75 Rockefeller Plaza, New York, NY 10019.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Article VI of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer or employee of any other enterprise.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Restated Certificate of Incorporation of the Registrant eliminates the liability of directors to the extent permitted by
Section 102(b)(7).

          The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Restated
Certificate of Incorporation, as applicable.

          The Registrant's Directors' and Officers' Liability and
Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with
                     respect to the plan of distribution not
                     previously disclosed in the Registration
                     Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the Registration
          Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities
          Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City and State of New York, on May 16, 1997.



                                        TIME WARNER INC.


                                        By /s/ Richard J. Bressler
                                           Name:  Richard J. Bressler
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on May 16, 1997 in the capacities indicated.


         Signature                                         Title

(i) Principal Executive Officer:


            *                                  Director, Chairman of the Board
    (Gerald M. Levin)                           and Chief Executive Officer


(ii) Principal Financial Officer:

    /s/ Richard J. Bressler                     Senior Vice President and Chief
       (Richard J. Bressler)                       Financial Officer


(iii) Principal Accounting Officer:

     /s/ John A. LaBarca                        Senior Vice President and
       (John A. LaBarca)                           and Controller

(iv) Directors:

               *
         (Merv Adelson)

               *
       (J. Carter Bacot)


    (Stephen F. Bollenbach)

               *
    (Beverly Sills Greenough)


       (Gerald Greenwald)

               *
        (Carla A. Hills)

               *
         (Reuben Mark)

               *
      (Michael A. Miles)

               *
      (Richard D. Parsons)

               *
       (Donald S. Perkins)

               *
         (R. E. Turner)

               *
      (Raymond S. Troubh)

               *
   (Francis T. Vincent, Jr.)

Constituting a majority of the Board of Directors

*By    /s/ Peter R. Haje
       (Peter R. Haje)
       (Attorney-in-Fact)

*Pursuant to Powers of Attorney
  dated as of October 10, 1996 and March 20, 1997



                         EXHIBIT INDEX


Exhibit
Number                    Description                              Page


 4.1         Amended and Restated Agreement and Plan
             of Merger (the "Merger Agreement"),
             dated as of September 22, 1995, among
             Time Warner Companies, Inc. (formerly
             named Time Warner Inc.) ("Old Time
             Warner"), the Registrant, Time Warner
             Acquisition Corp., TW Acquisition Corp.
             and TBS (incorporated by reference to
             Appendix A-1(a) to the Joint Proxy
             Statement/Prospectus included as part
             of the Registrant's Registration
             Statement on Form S-4 (Registration No.
             333-11471) (the "S-4 Registration
             Statement"); Exhibits A-1, A-2, B, C-1
             and C-2 to the Merger Agreement are
             incorporated by reference to Exhibit
             2(a) to the Current Report on Form 8-K
             dated as of November 16, 1995 of Old
             Time Warner (File No. 1-8637)).                         *

 4.2         Amendment No. 1 dated as of August 8,
             1996 to the Merger Agreement
             (incorporated by reference to Appendix
             A-1(b) to the Joint Proxy
             Statement/Prospectus included as part
             of the S-4 Registration Statement).                     *

 4.3         Restated Certificate of Incorporation
             of the Registrant (incorporated by
             reference to Exhibit 4.3 of the
             Registrant's S-8 Registration Statement).               *

 4.4         Certificate of Amendment of Restated
             Certificate of Incorporation of the
             Registrant (incorporated by reference
             to Exhibit 4.4 to the  S-8 Registration
             Statement).                                             *

 4.5         Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series LMC Stock of the Registrant
             (incorporated by reference to Exhibit
             4.5 to the S-8 Registration Statement).                 *

 4.6         Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series LMCN-V Stock of the Registrant
             (incorporated by reference to Exhibit
             4.6 to the S-8 Registration Statement).                 *

 4.7         Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series A Participating Cumulative
             Preferred Stock of the Registrant
             (incorporated by reference to Exhibit
             4.7 to the S-8 Registration Statement).                 *

 4.8         Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series D Convertible Preferred Stock of
             the Registrant (incorporated by
             reference to Exhibit 4.8 to the S-8
             Registration Statement).                                *

 4.9         Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special  Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series E Convertible Preferred Stock of
             the Registrant (incorporated by
             reference to Exhibit 4.9 to the S-8
             Registration Statement).                                *

 4.10        Certificate of Correction of the
             Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series E Convertible Preferred Stock of
             the Registrant (incorporated by
             reference to Exhibit 3.(i)(h) to the
             Registrant's 1996 Form 10-K).                           *

 4.11        Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series F Convertible Preferred Stock of
             the Registrant (incorporated by
             reference to Exhibit 4.10 to the S-8
             Registration Statement).                                *

 4.12        Certificate of Correction of the
             Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series E Convertible Preferred Stock of
             the Registrant (incorporated by
             reference to Exhibit 3.(i)(j) to the
             Registrant's 1996 Form 10-K).                           *

 4.13        Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series G Convertible Preferred Stock of
             the Registrant (incorporated by
             reference to Exhibit 4.11 to the S-8
             Registration Statement).                                *

 4.14        Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series H Convertible Preferred Stock of
             the Registrant (incorporated by
             reference to Exhibit 4.12 to the S-8
             Registration Statement).                                *

 4.15        Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series I Convertible Preferred Stock of
             the Registrant (incorporated by
             reference to Exhibit 4.13 to the S-8
             Registration Statement).                                *

 4.16        Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             Series J Convertible Preferred Stock of
             the Registrant (incorporated by
             reference to Exhibit 4.14 to the S-8
             Registration Statement).                                *

 4.17        Certificate of the Voting Powers,
             Designations, Preferences and Relative,
             Participating, Optional or Other
             Special Rights, and Qualifications,
             Limitations or Restrictions Thereof, of
             10 1/4% Series M Exchangeable Preferred
             Stock of the Registrant (incorporated
             by reference to Exhibit 4.15 to the
             S-8 Registration Statement).                            *

 4.18        By-laws of the Registrant (incorporated
             by reference to Exhibit 3.(ii) to the
             Registrant's 1996 Form 10-K).                           *

 4.19        Rights Agreement, between the
             Registrant and ChaseMellon Shareholder
             Services, L.L.C., as Rights Agent
             (incorporated by reference to Exhibit
             4.17 to the S-8 Registration Statement).                *

 5.          Opinion of Thomas W. McEnerney, Esq.
             regarding the legality of the
             securities being registered.

23.1         Consent of Ernst & Young LLP,
             Independent Auditors.

23.2         Consent of Price Waterhouse LLP,
             Independent Accountants, with respect
             to Turner Broadcasting System, Inc.

23.3         Consent of Price Waterhouse LLP,
             Independent Accountants, with respect
             to Paragon Communications.

23.4         Consent of Arthur Andersen LLP,
             Independent Public Accountants.

23.5         Consent of Thomas W. McEnerney, Esq.
             included in Exhibit 5.                                  *

24.1         Powers of Attorney dated as of October
             10, 1996 (incorporated by reference to
             Exhibit 24 to the S-8 Registration
             Statement).                                             *

24.2         Power of Attorney dated as of March 20,
             1997.









*Incorporated by reference